Filed by: LSI Logic Corporation
pursuant to Rule 425
under the Securities Act of 1933 and
deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: LSI Logic Corporation
Commission File No. 1-10317
FOR IMMEDIATE RELEASE

Media Relations Contacts:	Investor Relations Contacts:
Mitch Seigle	Tom Tran
408-954-3225	408-433-8105
mitch.seigle@lsi.com	tom.tran@lsi.com

Robert Guenther	Sujal Shah
610-712-1514	610-712-5471
rguenther@agere.com	sujal@agere.com

cc06-85
LSI LOGIC AND AGERE SYSTEMS TO COMBINE IN ALL-STOCK
TRANSACTION VALUED AT APPROXIMATELY $4.0 BILLION
Creates Storage, Networking and Consumer Powerhouse
Transaction Expected to Result in Significant Annual Operating Synergies
LSI Announces $500 Million Stock Repurchase Program
MILPITAS, Calif. and ALLENTOWN, Pa., December 4, 2006 – LSI Logic Corporation (NYSE: LSI) and Agere Systems Inc. (NYSE: AGR) today announced that they have entered into a definitive merger agreement under which the companies will be combined in an all-stock transaction with an equity value of approximately $4.0 billion. Under the terms of the agreement, Agere shareholders will receive 2.16 shares of LSI for each share of Agere they own. Based on the closing stock price of LSI on December 1, 2006, this represents a value to Agere shareholders of $22.81 per share.
The combined company, to be called LSI Logic Corporation, will offer a comprehensive set of building block solutions including semiconductors, systems and related software for storage, networking and consumer electronics products. The companies had combined revenue of $3.5 billion for the 12 months ended September 30, 2006. The companies operate in more than 20 countries, with a combined workforce of approximately 9,100 employees, including nearly 4,300 engineers. The companies together own a substantial patent portfolio consisting of more than 10,000 issued and pending U.S. patents.
Going forward, the new LSI expects to be well positioned to deliver significant benefits to its customers, shareholders and employees. By leveraging its increased scale, expanded IP portfolio and integrated workforce, LSI anticipates being a stronger, more competitive innovator of core technology and building block solutions that enable businesses and consumers to store, protect and stay connected to their information and digital content.
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“LSI and Agere share a rich heritage of innovation and thought leadership in creating enabling technologies that bring people and information together,” said Abhi Talwalkar, LSI Logic president and chief executive officer. “By joining forces, we expect the combined scale to enable us to extend our franchises in our market segments, realize significant synergies and better serve the needs of our collective customers, shareholders and employees.”
“Together, the two companies should be well positioned to achieve greater success,” said Richard Clemmer, Agere Systems president and chief executive officer. “The complementary products and capabilities of each can enable the combined company to pursue significant new opportunities while delivering more value to customers. Agere shareholders, employees and customers will benefit from the synergies and enhanced growth prospects that are anticipated to result from a larger, more competitive organization.”
The combination of LSI and Agere is anticipated to create a semiconductor and storage systems powerhouse with an unparalleled innovation pipeline and a broad array of competitive, customer-valued products and solutions in large and growing markets. LSI’s well-established presence in the storage and consumer electronics markets and Agere’s broad footprint in storage, mobility and networking should enable the combined company to drive sustainable long-term growth and shareholder value through the strengthening of its combined platforms and the expansion of its existing customer relationships.
“As valued Seagate partners, both Agere and LSI play an important role in providing products that help us deliver our industry-leading hard disc drives,” said Bill Watkins, Seagate Technology chief executive officer. “We are excited by the innovative possibilities that this new combination represents.”
About the Transaction
Under the terms of the agreement, Agere shareholders will receive 2.16 shares of LSI common stock for each share of Agere stock they own. Based on the closing stock price of LSI on December 1, 2006, the total consideration to Agere shareholders would be approximately $4.0 billion or $22.81 per share. Upon closing, LSI will issue approximately 379 million shares on a diluted basis to complete the transaction. At that time, LSI and Agere shareholders will own approximately 52% and 48%, respectively, of the combined company.
The combined company also expects to realize substantial cost savings beginning in 2007, with annual cost savings reaching at least $125 million in 2008 from increased efficiencies in manufacturing and operating expenses. The transaction is expected to be slightly dilutive in 2007 and meaningfully accretive in 2008 to LSI’s earnings per share, on a non-GAAP basis.
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LSI president and chief executive officer Abhi Talwalkar will serve as president and chief executive officer of the new company, which will be headquartered in Milpitas, California, and will maintain a significant presence in Allentown, Pennsylvania with various other locations worldwide. LSI non-executive chairman James Keyes will continue as non-executive chairman of the board of directors of the new company, which will be comprised of nine members, with six being designated by LSI and three being designated by Agere.
The transaction is subject to the approval of shareholders from both companies as well as customary closing conditions and regulatory approvals. The companies expect the transaction to close in the first calendar quarter of 2007.
Shares of the combined company will trade on the NYSE under the symbol “LSI.”
Morgan Stanley acted as financial advisor and Wilson Sonsini Goodrich & Rosati acted as legal counsel to LSI. Goldman, Sachs & Co. acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom acted as legal counsel to Agere.
LSI Stock Repurchase Program
LSI also announced today that its board of directors has authorized a stock repurchase program of up to $500 million. The repurchases are expected to be funded from available cash and short-term investments.
Conference Call and Webcast Information
The companies will hold a joint conference call and webcast today at 8 a.m. EST to discuss this announcement.
The conference call can be monitored by dialing 1-866-202-1971 within the U.S. and 1-617-213-8842 for all other locations, passcode 61605753.
The webcast can be accessed at http://www.lsi.com/investors and http://www.agere.com/webcast.
A telephonic replay of the December 4 conference call will be available the same day beginning at approximately 10:00 a.m. EST and can be accessed through December 8.
The replay access numbers are 1-888-286-8010 within the U.S. and 1-617-801-6888 for all other locations, passcode 15043040. The webcast will be archived at http://www.lsi.com/investors and http://www.agere.com/webcast
LSI will also be participating in the upcoming Lehman Brothers Global Technology Conference in San Francisco, California on December 7, 2006.
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About LSI Logic
LSI Logic Corporation (NYSE: LSI) is a leading provider of silicon-to-system solutions that are used at the core of products that create, store and consume digital information. LSI offers a broad portfolio of capabilities including custom and standard product ICs, host bus and RAID adapters, storage area network solutions and software applications. LSI products enable leading technology companies in the Storage and Consumer markets to deliver some of the most advanced and well-known electronic systems in the market today. More information is available at www.lsi.com.
About Agere Systems
Agere Systems is a global leader in semiconductors and software solutions for storage, mobility, and networking markets. The company’s products enable a broad range of services and capabilities, from cell phones, PCs, and hard disk drives to the world’s most sophisticated wireless and wireline networks. Agere’s customers include manufacturers of consumer electronics and communications and computing equipment. Agere works to transform the performance of networks and consumer electronics by integrating systems knowledge and leading technology that enable people to stay connected – perfecting the connected lifestyle. More information is available at www.agere.com.
About Non-GAAP Financial Measures
Non-GAAP financial measures exclude gain or loss from the sale of, and income or loss from, discontinued operations; restructuring-related charges included in costs; primarily increased depreciation; certain other non-cash charges including equity compensation; net restructuring and other charges; purchased in-process research and development charges, amortization of acquired intangible assets, net gain or loss from the sale of operating assets, certain tax adjustments, cumulative effect of accounting changes, and certain nonrecurring charges.
Additional Information and Where You Can Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction between Agere and LSI. In connection with the transaction, LSI will file a registration statement on Form S-4 with the SEC containing a joint proxy statement/prospectus. The joint proxy statement/prospectus will be mailed to the shareholders of LSI and Agere. Investors and security holders of LSI and Agere are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about LSI, Agere and the proposed transaction. The joint proxy statement/prospectus (when it becomes available), and any other documents filed by LSI or Agere with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LSI and Agere by contacting, respectively, LSI Investor Relations by e-mail at investorrelations@lsi.com or by telephone at 1-800-433-8778 or by contacting Agere Investor Relations by e-mail at investor@agere.com or by telephone at 1-800-372-2447. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
LSI, Agere and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their shareholders in favor of the proposed transaction. Information about the directors and executive officers of LSI and Agere and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.
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Cautionary Statement Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results; benefits of the transaction to customers, shareholders and employees; potential synergies and cost savings resulting from the transaction; the ability of the combined company to drive growth and expand customer and partner relationships and other statements regarding the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if LSI and Agere do not each receive required shareholder approval or the parties fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which LSI or Agere expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the LSI and Agere shareholders to approve the proposed merger; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of LSI and Agere generally, including those set forth in the filings of LSI and Agere with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. LSI and Agere are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.
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Editor’s Notes:
1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	Agere, Agere Systems and the Agere Systems logo are registered trademarks of Agere Systems Inc.

4.	All other brand or product names may be trademarks or registered trademarks of their respective companies.